                     Subsidiaries of UCAR International Inc.




                                                                                      Ownership by UCAR
Name of Subsidiary                      Jurisdiction of Incorporation                 International Inc.
------------------                      -----------------------------                 ------------------

1.  UCAR Global Enterprises                       Delaware                                    100%
    Inc.
2.  UCAR Finance Inc.                             Delaware                                    100%

                                                                                      Ownership by UCAR
Name of Subsidiary                      Jurisdiction of Incorporation                 Enterprises Inc.
------------------                      -----------------------------                 ------------------

3.  UCAR Carbon Company                          Delaware                                     100%
    Inc.
4.  UCAR Holdings II Inc.                        Delaware                                     100%
5.  UCAR Carbon S.A.                             Brazil                                       95.3% (a)
6.  UCAR S.A.                                    Switzerland                                  100%(b)
7.  UCAR Holding GmbH                            Austria                                      67% (c)

                                                                                      Ownership by UCAR
Name of Subsidiary                      Jurisdiction of Incorporation                 Company Inc.
------------------                      -----------------------------                 ------------------

8.  UCAR Limited                                United Kingdom                                100%(d)
9.  EMSA (Pty.) Ltd.                            South Africa                                  100%
10. Carbographite Limited                       South Africa                                  100%
11. UCAR International                          Delaware                                      100%
    Trading Inc.
12. UCAR Carbon Foreign                         Virgin Islands                                100%
    Sales Corporation
13. UCAR Composites Inc.                        California                                    100%
14. Union Carbide Grafito,                      New York                                      100%
     Inc.
15. Unicarbon Comercial                         Brazil                                        100%
    Ltda.
16. UCAR Carbon (Malaysia)                      Malaysia                                      100%
    Sdn. Bhd.
17. UCAR Graph-Tech Inc.                        Delaware                                      100%
18. UCAR Mexicana, S.A. de                      Mexico                                        100%
    C.V.
19. UCAR S.p.A.                                 Italy                                         100%


                                                                                      Ownership by UCAR
Name of Subsidiary                      Jurisdiction of Incorporation                 Holdings II Inc.
------------------                      -----------------------------                 ------------------

20. UCAR Holdings III Inc.                      Delaware                                      100%
21. UCAR Electrodos, S.L.                       Spain                                         100%(e)
22. UCAR Inc.                                   Canada                                        100%


                                                                                      Ownership by UCAR
Name of Subsidiary                      Jurisdiction of Incorporation                 Holding GmbH
------------------                      -----------------------------                 ------------------


23. UCAR Grafit OAO                             Russia                                         99%


                                                                                      Ownership by UCAR
Name of Subsidiary                      Jurisdiction of Incorporation                 Holdings S.A.
------------------                      -----------------------------                 ------------------


24. UCAR S.N.C.                                 France                                       100%(f)
25. Carbone Savoie                              France                                       70%


                                                                                      Ownership by UCAR
Name of Subsidiary                      Jurisdiction of Incorporation                 Mexicana, S.A. de C.V.
------------------                      -----------------------------                 ----------------------

26. UCAR Carbon Mexicana,                       Mexico                                       100%(g)
    S.A. de C.V.


                                                                                      Ownership by UCAR
Name of Subsidiary                      Jurisdiction of Incorporation                 Mexicana, S.A. de C.V.
------------------                      -----------------------------                 ----------------------

27. Servicios Administratoes                    Mexico                                       100%(h)
    Carmex, S.A. de C.V.
28. Servicios DYC, S.A. de
    C.V.                                        Mexico                                       100%(i)


Name of Subsidiary                      Jurisdiction of Incorporation                 Ownership by UCAR S.p.A.
------------------                      -----------------------------                 ------------------------

29. UCAR Energia S.r.l.                         Italy                                         100%
30. UCAR Specialties S.r.l.                     Italy                                         100%


                                                                                      Ownership by UCAR Carbon
Name of Subsidiary                      Jurisdiction of Incorporation                 S.A.
------------------                      -----------------------------                 -------------------------

31. UCAR Produtos de                             Brazil                                       99.9%(j)
    Carbono S.A.



                                       2

                                                                                      Ownership by Unicarbon
Name of Subsidiary                      Jurisdiction of Incorporation                 Commercial Ltd.
------------------                      -----------------------------                 -------------------------

32. UCAR Carbon S.A.                            Brazil                                        2.33%(k)


Name of Subsidiary                      Jurisdiction of Incorporation                 Ownership by UCAR S.A.
------------------                      -----------------------------                 -------------------------

33. UCAR Holding GmbH                           Austria                                       33%(l)


                                                                                      Onwership by UCAR
Name of Subsidiary                      Jurisdiction of Incorporation                 Holdings II Inc.
------------------                      -----------------------------                 -------------------------

34. UCAR Holdings S.A.                          France                                         100%(m)




(a) 95.3% owned by UCAR Global Enterprises Inc. 2.33% owned by Unicarbon Comercial Ltda. Third parties own the other shares of UCAR Carbon S.A.

(b) 99.9% owned by UCAR Global Enterprises Inc. Nominees own the other three shares of UCAR S.A.

(c) 67% owned by UCAR Global Enterprises Inc. UCAR S.A. owns the other shares of UCAR Holding GmbH.

(d) 99.9% owned by UCAR Carbon Company Inc. A nominee owns the other share of UCAR Limited.

(e) 99.9% owned by UCAR Holdings II Inc. UCAR Carbon Company Inc. owns the other 0.1% of UCAR Electrodos S.L.

(f) 99.9% owned by UCAR Holdings S.A. UCAR Holdings III Inc. owns the other share of UCAR S.N.C.

(g) 99.9% owned by UCAR Mexicana, S.A. de C.V. UCAR Carbon Company Inc. owns the other 0.1% of UCAR Carbon Mexicana, S.A. de C.V.

(h) 99.9% owned by UCAR Carbon Mexicana, S.A. de C.V. A nominee owns the other shares of Servicios Administratoes Carmex, S.A. de C.V.

(i) 99.9% owned by UCAR Carbon Mexicana, S.A. de C.V. A nominee owns the other shares of Servicios DYC, S.A. de C.V.

(j) 99.9% owned by UCAR Carbon S.A. Third parties own the other shares of UCAR Productos de Carbono S.A.

(k)      See note (a).

(l) 33% owned by UCAR S.A. UCAR Global Enterprises Inc. owns the other shares of UCAR Holding GmbH.

(m) 99.4% owned by UCAR Holdings II Inc. UCAR International Inc., UCAR Global Enterprises Inc., UCAR Carbon Company Inc. and three nominees own the other shares of UCAR Holdings S.A.





























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